UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2012

REALPAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway

Carrollton, Texas 75007

(Address of principal executive offices, including zip code)

(972) 820-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2012, RealPage, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse (USA) LLC (the “Underwriter”) and entities associated with Apax Excelsior VI, L.P. (collectively, the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell, and the Underwriter agreed to purchase, subject to and on the conditions set forth therein, an aggregate of 4,000,000 shares of the Company’s common stock. The Selling Stockholders have also granted the Underwriter a 30-day option to purchase up to an additional 600,000 shares of the Company’s common stock to cover over-allotments.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-183883), including the prospectus dated September 13, 2012 contained therein, as the same has been supplemented.

The Underwriting Agreement is filed as Exhibit 1.01 to this Current Report on Form 8-K and incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.01	Underwriting Agreement, dated September 14, 2012, by and among RealPage, Inc., the Selling Stockholders and Credit Suisse Securities (USA) LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Margot Lebenberg Carter
Margot Lebenberg Carter Executive Vice President and Chief Legal Officer

Date: September 19, 2012

EXHIBIT INDEX

Exhibit No.	Description
1.01	Underwriting Agreement, dated September 14, 2012, by and among RealPage, Inc., the Selling Stockholders and Credit Suisse Securities (USA) LLC